EXHIBIT 2.1

BYLAWS

BYLAWS

OF

HYGEN INDUSTRIES, INC.

a California corporation

Adopted as of August 13, 2014

HyGen Industries, Inc.

a California corporation

BYLAWS

-i-

-ii-

-iii-

Section 6.07. Employee Stock Purchase or Option Plans	19

Section 6.08. Construction and Definitions	19

Article VII. Amendments

Section 7.01. Power of Shareholders	19

Section 7.02. Power of Directors	19

Section 7.03. Severability	20

-iv-

BYLAWS

OF

HYGEN INDUSTRIES, INC.

a California corporation

Article I.         General Provisions

Section 1.01.    Principal Office.  The principal executive office of the Corporation shall currently be located at 11603 San Vicente Boulevard, Los Angeles, California 90049.  The Board of Directors may fix and locate one or more additional or substitute offices within or without the State of California.

Article II.        Meetings of Shareholders

Section 2.01.   Place of Meetings.  The Board of Directors may designate any place within or without the State of California for the holding of any meeting or meetings of shareholders, including holding any meeting electronically by video conference or by telephone.  In the absence of such a designation by the Board of Directors, the shareholders may designate the place for such meeting or meetings by obtaining written consent of all the persons entitled to vote at such meeting; provided, that, in the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the Corporation, or upon the approval of the Board of Directors or the Chairman of the Board, by video or telephone conference.

Section 2.02.   Annual Meetings.  The Board of Directors by resolution shall designate the time, place and date (which shall be in the case of the first annual meeting, not more than 15 months after the organization of the Corporation and, in the case of all other annual meetings, no more than 15 months after the date of the last annual meeting) of the annual meeting of shareholders.

Section 2.03.   Special Meetings.  Special meetings of shareholders may be called at any time, for any purpose or purposes whatsoever, by the Chief Executive Officer, by the President, by the Chairman of the Board, by the Board of Directors, or by one or more shareholders holding not less than fifteen (15) percent of the voting shares of the Corporation, with appropriate notice as described in Section 2.04 of these Bylaws.

Section 2.04.   Notice of Meetings.

A.        Written notice of all meetings of shareholders shall be given to each shareholder entitled to vote by the Secretary or by any Assistant Secretary, or by any other person whom the Board of Directors may charge with that duty.  Such notice shall be given, either personally or by mail or other means of written communication, including without limitation by email with a return receipt, addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice.  If no such address appears or is given, the notice should be addressed at the place where the principal executive office of the Corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located.  The notice or report shall be deemed to have been given when delivered personally or deposited in the mail or sent by other means of written communication, including without limitation by email with a return receipt.  An affidavit of mailing of any notice or report in accordance with these Bylaws ("Bylaws") executed by the Secretary, Assistant Secretary or any transfer agent shall be prima facie evidence of the giving of the notice or report.  If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, then all future notices shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand at the principal executive office of the Corporation for a period of one year from the date of giving of the notice or report to the other shareholders.

B.         All notices shall be given not fewer than ten nor more than 60 days before the date of the meeting to each shareholder entitled to vote thereat.  Such notice shall state the place, date and hour of the meeting and (1) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (2) in the case of the annual meeting, those matters that the Board of Directors, at the time of the mailing of the notice, intends to present for action by the shareholders; provided, however, that any shareholder approval at an annual meeting, other than unanimous approval by those entitled to vote pursuant to Section 310, 902, 1201, 1900 or 2007 of the California General Corporation Law, shall be valid only if the general nature of the proposal so approved was stated in the notice of the meeting or in any written waiver of notice, and provided further, that any unanimous shareholder approval at an annual meeting by those entitled to vote pursuant to Section 310, 902, 1201, 1900 or 2007 of the California General Corporation Law shall be valid even though the general nature of the proposal so approved was not stated in the notice of meeting or in any written waiver of notice.  A notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.

Section 2.05.   Quorum.  The presence in person or by proxy of the persons entitled to vote a majority of the voting shares of the Corporation at any meeting shall constitute a quorum for the transaction of business.  The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 2.06.   Adjourned Meeting and Notice Thereof.  Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but in the absence of a quorum no other business may be transacted at such meeting, except as provided in Section 2.05 of these Bylaws.  It shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting in which such adjournment is taken except that, when any meeting is adjourned for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting; a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote thereat. At the adjourned meeting the Corporation may transact any business which could have been transacted at the original meeting.

Section 2.07.   Voting at Meetings.

A.        The shareholders entitled to notice of any meeting or to vote at any such meeting shall be the persons in whose name shares stand on the stock records of the Corporation on the record date determined in accordance with Section 2.08 of these Bylaws.

B.         Voting shall in all cases be subject to the provisions of Chapter 7 of the California General Corporation Law and to the following provisions:

(1) subject to clause (8) below, shares held by an administrator, executor, guardian, conservator or custodian may be voted by such holder either in person or by proxy, without a transfer of the shares into the holder's name;

(2) subject to clause (8) below, shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares so held without a transfer of them into the trustee's name;

(3) shares standing in the name of a receiver may be voted by such receiver; and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver's name if authority to do so is contained in the order of the court by which such receiver was appointed;

(4) subject to the provisions of Section 705 of the California General Corporation Law and of Section 2.09 of these Bylaws, and except where otherwise agreed in writing between the parties, a shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred;

(5) shares standing in the name of a minor may be voted and the Corporation may treat all rights incident thereto as exercisable by the minor, in person or by proxy, whether or not the Corporation has notice, actual or constructive, of the minority, unless a guardian of the minor's property has been appointed and written notice of such appointment has been given to the Corporation;

(6) shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy holder as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the board of directors of such other corporation may determine or, in the absence of such determination, by the chairman of the board, president or any vice president of such other corporation, or by any other person authorized to do so by the chairman of the board, president or any vice president of such other corporation.  Shares which are purported to be voted or any proxy purported to be executed in the name of a corporation (whether or not any title of the person signing is indicated) shall be presumed to be voted or the proxy executed in accordance with the provisions of this clause, unless the contrary is shown;

(7) shares of the Corporation owned by any subsidiary of the Corporation shall not be entitled to vote on any matter;

(8) shares held by the Corporation in a fiduciary capacity, and shares of the Corporation held in a fiduciary capacity by any subsidiary of the Corporation, shall not be entitled to vote on any matter, except to the extent that the settlor or beneficial owner possesses and exercises a right to vote or to give the Corporation binding instructions as to how to vote such shares; and

(9) if shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a shareholder voting agreement or otherwise, or if two or more persons (including proxy holders) have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

(a)  if only one votes, such act binds all;

(b)  if more than one vote, the act of the majority so voting binds all;

(c)  if more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately.  If the instrument so filed or the registration of the shares shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of the above shall be a majority or even split in interest.

C.        Subject to the following sentence and to the provisions of Section 708 of the California General Corporation Law, every shareholder entitled to vote at any election of directors may cumulate his/her votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his/her shares are entitled, or he/she may distribute his/her votes on the same principle among as many candidates as he/she thinks fit.  No shareholder shall be entitled to cumulate votes for any candidate or candidates pursuant to the preceding sentence unless such candidate or candidates' names have been placed in nomination before the voting and the shareholder has given notice, and then all shareholders may cumulate their votes for candidates in nomination.

D.        Elections need not be by ballot provided, however, that all elections for directors must be by ballot upon demand made by a shareholder at the meeting and before the voting begins.

E.         In any election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are shall be elected.

Section 2.08.   Record Date.

A.     The Board of Directors shall determine the shareholders eligible to vote at any meeting of shareholders, or those shareholders who are eligible to receive a dividend or distribution, by establishing a Record Date.  Those persons with title to the shares on the Record Date shall be entitled to vote those shares or receive the dividend or distribution, as the case may be.  The Record Date shall be a date that is no more than sixty (60) days or less than ten (10) days before the meeting or distribution or dividend.  Once a determination of shareholders eligible to vote at a meeting has been determined, that determination shall apply to any adjournments of the same meeting.

B.   If the Board of Directors fails to set a Record Date, then the business day following the date that notices of the meeting or dividend or distribution were mailed shall be the Record Date.

Section 2.09.   Proxies.

A.        Every person entitled to vote or to execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the Secretary of the Corporation. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy.  Every proxy continues in full force and effect until revoked by the person executing it before the vote pursuant thereto, except as otherwise provided in this Section or by law. Revocation may be effected in writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person who executed the proxy.  The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmarked date on the envelopes in which they are mailed.  A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of the death or incapacity is received by the Corporation.

B.         Except when other provision shall have been made by written agreement between the parties, the record holder of shares held by a pledgee or otherwise as security or belonging to another shall issue to the pledgor or to the owner of such shares, upon demand therefor and payment of necessary expenses thereof, a proxy to vote or take other action.

C.        A proxy stating that it is irrevocable is irrevocable for the period specified therein and can be carried over to a new owner of the shares if that is what is agreed, subject to the disclosure requirement in these Bylaws.

D.        A proxy may be revoked, notwithstanding a provision making it irrevocable, by a buyer of shares without knowledge of the existence of the provision unless the existence of the proxy and its irrevocability appear on the certificate representing such shares.

Section 2.10.   Consent of Absentees.  The transactions of any meeting of the shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, be present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of shareholders need be specified in any written waiver of notice, except as provided in subdivision (f) of Section 601 of the California General Corporation Law.

Section 2.11.   Action Without Meeting.  Subject to Section 603 of the California General Corporation Law, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting of shareholders without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action in a meeting at which all shares entitled to vote thereon were present and voted.  Notwithstanding the previous sentence and subject to Section 3.05 of these Bylaws, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.  Unless a record date for voting purposes has been fixed as provided in Section 2.08 of these Bylaws, the record date for determining shareholders entitled to be given consent pursuant to this Section, when no action has been taken by the Board of Directors, shall be the day on which the first written consent is given.

Section 2.12.   Shareholders' Right to Inspect Corporate Records.

A.        A shareholder or shareholders holding at least five percent in the aggregate of the outstanding voting shares of the Corporation or who hold at least one percent of such voting shares and have filed a Schedule 14‑A with the Securities and Exchange Commission relating to the election of directors of the Corporation shall have an absolute right to do either or both of the following: (i) inspect and copy the record of shareholders, names and addresses and shareholdings during usual business hours upon five business days, advance written demand upon the Corporation or, (ii) obtain from the transfer agent for the Corporation, upon five business days, advance written notice and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholders by the transfer agent upon request), a list of the names and addresses of the shareholders entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholders after the date of demand.

B.         The record of shareholders shall also be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the Corporation, for a purpose reasonably related to such holder's interests as a shareholder or holder of a voting trust certificate.

C.        The accounting books and records and minutes of proceedings of the shareholders, Board of Directors and committee reports of the Board of Directors of the Corporation shall be open to inspection and copying upon the written demand on the Corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or holder of such voting trust certificate.

D.        Any inspection and copying under this Section may be made in person or by an agent or attorney, and the right to inspect and copy includes the right to make extracts.

E.         If any item open to inspection is labeled "Confidential" or "Proprietary," recipient must sign a Non-Disclosure Agreement before viewing and copying.

Section 2.13.   Inspection of Bylaws.  The Corporation shall keep at its principal executive office, if in the State of California, and if not, at its principal business office in the State of California, the original or a copy of the bylaws, as amended or otherwise altered to date, certified by the shareholders at all reasonable times during office hours.

Article III. Directors

Section 3.01.   Powers.  Subject to the limitation of the Articles of Incorporation, of these Bylaws, and of the California General Corporation Law relating to action required to be approved by the shareholders or the outstanding shares, the business and affairs of the Corporation shall be managed, and all corporate powers shall be exercised, by or under the direction of the Board of Directors.  The Board of Directors may delegate the management of the day‑to‑day operation of the business of the Corporation to a management company or other person, provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board of Directors.

Section 3.02.   Number of Directors.  The Corporation shall have no fewer than six (6) nor more than eleven (11) directors.  Initially the exact number of directors will be eight (8).  The exact number of directors will be determined from time to time by resolution adopted by approval of the outstanding shares or by the affirmative vote of a majority of the Whole Board of Directors.  Notwithstanding the foregoing, before the issuance of any shares and so long as the Corporation has only one shareholder, the number of directors may be one or two, and so long as the Corporation has two shareholders, the number may be two.  As used in these Bylaws, the term "Whole Board" means the number of directors that the Corporation would have if there were no vacancies.  After the issuance of shares, a bylaw specifying the changing of the maximum or minimum number of directors or changing from a variable to a fixed board or vice versa may be adopted only by approval of the outstanding shares.  No reduction of the authorized number of directors shall have the effect of removing any director before the expiration of his/her term of office.

Section 3.03.   Executive Committees.

A.        The Board of Directors may, by resolution duly adopted by the majority of the Whole Board or by the Chairman of the Board, appoint one or more committees or an Advisory Board, each consisting of one or more directors, and delegate to such committees any of the authority of the Board of Directors, provided, that no committee will have the power to expend funds of the Corporation or adopt any resolution that is binding on the Board of Directors or is more than a recommendation for consideration by the Board of Directors; and provided further, that no committee may do any of the following:

1. The approval of any action for which the California General Corporation Law requires approval of the shareholders or of the outstanding shares;

2. The filling of vacancies on the Board of Directors or on any committee;

3. The fixing of compensation of the directors for serving on the Board of Directors or on any committee;

4. The amendment or repeal of bylaws or the adoption of new bylaws;

5. The amendment or repeal of any resolution of the Board of Directors;

6. A distribution to the shareholders of the Corporation except at a rate or in a periodic amount or within a price range determined by the Board of Directors;

7. The appointment of other committees of the Board of Directors or the members thereof;

8. Any other restriction that the Board of Directors or the Chairman may deem appropriate.

B.         The Board of Directors shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted.  In the absence of any such prescription, such committee shall have the power to prescribe the manner in which its proceedings shall be conducted.  Unless the Board of Directors or such committee shall otherwise provide, the regular and special meetings and other action of any such committee shall be governed by the provisions of this Article applicable to meetings and action of the Board of Directors. Minutes shall be kept of each meeting of each committee.

Section 3.04.   Election and Term of Office.  The directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held or the directors are not elected thereat, then the directors may be elected at any special meeting of shareholders held for that purpose.  Each director shall hold office until the next annual meeting and until a successor has been elected and qualified.

Section 3.05.   Vacancies.

A.        A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of death, resignation or removal of any director, or if the authorized number of directors is increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

B.         The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court, or convicted of a felony.  Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the shareholders.  The shareholders may elect a director or directors, at any time to fill any vacancy or vacancies not filled by the directors. Except as otherwise specifically provided by law, any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.  If, after the filling of any vacancy by the directors, the directors then in office who have been elected by the shareholders constitute less than a majority of the directors then in office, then any holder or holders of an aggregate of five percent or more of the total number of shares at the time outstanding having the right to vote for such directors may call a special meeting of shareholders to elect the entire Board of Directors.  The term of office of any director not elected by the shareholders shall terminate upon such election of a successor.

C.        Any director may resign, effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation.  If the resignation is effective at a future time, then a successor may be elected to take office when the resignation becomes effective.

Section 3.06.   Removal.

A.        Any or all of the directors may be removed without cause if such removal is approved by the outstanding shares of the Corporation, subject to the following: (1) no director may be removed (unless the entire Board of Directors is removed) when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected; and (2) when by the provisions of the Articles of Incorporation the holders of the shares of any class or series, voting as a class or series, are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.

B.         No reduction of the authorized number of directors shall have the effect of removing any director before the expiration of his/her term of office.

Section 3.07    Place of Meeting.  Regular meetings of the Board of Directors shall be held at any place within or without the State of California or by video or telephone conference, which has been designated from time to time by resolution of the Board of Directors or by written consent of all members of the Board of Directors given either before or after the meeting and filed with the Secretary of the Corporation.  In the absence of such designation, a regular meeting of the Board of Directors shall be held at the principal executive office of the Corporation. Special meetings of the Board of Directors may be held either at a place so designated or at the principal executive office.

Section 3.08.   Regular Meetings of the Board of Directors.  A regular meeting of the Board of Directors shall be held immediately following each annual meeting of shareholders as provided in Section 2.02 of these Bylaws.  Regular meetings of the Board of Directors may be held without notice if the time and place of the meetings are fixed in these Bylaws or by resolution of the Board of Directors.

Section 3.09.   Special Meetings.

A.        Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, by the Chief Executive Officer or by the President, or if he/she is unable or refuses to act, by any two directors.

B.         Special meetings of the Board of Directors shall be held upon four days written notice by mail, or upon 48 hours' notice given personally or by telephone (including a voice messaging system or other system or technology designed to record and communicate messages), telegraph, facsimile, electronic mail or other electronic means.  Any such notice shall be addressed or delivered to each director at his/her address as it is shown upon the records of the Corporation or as may have been given to the Corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, then at the place where the meetings of the directors are regularly held.

C.        Notice by mail shall be deemed to have been given at the time written notice is deposited in the United States mail, postage prepaid.  Any other written notice shall be deemed to have been given at the time when it is personally delivered to the recipient or delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient.  Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or a person at the recipient's office whom the person giving the notice has reason to believe will promptly communicate it to the recipient.

Section 3.10.   Waiver of Notice.  The transactions of any meeting of the Board of Directors, however called and noticed and wherever held, shall be as valid as though adopted at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof.  All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 3.11.   Notice of Adjournment.  A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.  If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given before the adjourned meeting to the directors who are not present at the time of the adjournment.

Section 3.12.   Quorum.  A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business, except to adjourn as hereinafter provided. Except as otherwise provided in the Articles of Incorporation or Bylaws or in the California General Corporation Law, every act or decision done or made by the majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

Section 3.13.   Participation in Meetings by Telephone.  Members of the Board of Directors may participate in a meeting through use of a conference telephone, video conference, or similar communications equipment, so long as all members participating in such a meeting can hear one another. Participation in a meeting pursuant to this Section constitutes presence in person at such meeting.

Section 3.14.   Action Without Meeting.  Any action under any provision of the California General Corporation Law required or permitted to be taken by the Board of Directors, may be taken without a meeting if all members of the Board of Directors individually or collectively consent in writing to such action.  Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors.

Section 3.15.   Fees and Compensation.  Directors and members of committees may receive such compensation for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board of Directors.

Section 3.16.   Directors' Right to Inspect Corporate Records.  Every director shall have the right at any time to inspect all books, records, documents, and physical properties of the Corporation and also of its subsidiary corporations, if any, to the extent permitted by law.  Such inspection by a director may be made in person or by agent or attorney.

Article IV. Officers

Section 4.01.   Officers.  The officers of the Corporation shall consist of a chief executive officer and/or president, a secretary, a chief financial officer, and such additional officers as may be appointed in accordance with Section 4.03 of these Bylaws.  One person may hold two or more offices, including the offices of chief executive officer, president and secretary.

Section 4.02.   Elections.  The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 4.03, shall be chosen by, and shall serve at the pleasure of, the Board of Directors.

Section 4.03.   Other Officers.  The Board of Directors or the Chief Executive Officer or President may appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as provided in these Bylaws or as the Board of Directors or the President or the Chief Executive Officer may from time to time determine.

Section 4.04.   Removal and Resignation.

A.        Any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting thereof, or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.  Any such removal shall be without prejudice to the rights, if any, of the officer under his contract of employment, if any, and if said officer is also a Board member, has no effect on his/her status as a Board member.

B.         Any officer may resign at any time by giving written notice to the Board of Directors, the Chief Executive Officer, the President, or the Secretary of the Corporation. Any such resignation shall be without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party, and shall take effect upon receipt of such notice or at any later time specified therein.  Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

Section 4.05.   Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

Section 4.06.   Chairman of the Board.  The Chairman of the Board is elected by the Board of Directors and shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time be assigned to him by the Board of Directors or prescribed by the Bylaws.  The Corporation may also have a Vice Chairman elected by the Board of Directors, having such authority as given by the Board of Directors or the Chairman of the Board.  In the case of a deadlock in the vote of directors on any matter, the proposed resolution will not be adopted unless the shareholders duly vote to approve the resolution in accordance with and subject to applicable law and these Bylaws.

Section 4.07.   President and Chief Executive Officer.  Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board,  the Chief Executive Officer and/or the President shall, subject to the control of the Board of Directors or the Chairman of the Board, to the extent authorized by the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation.  He/She shall preside at all meetings of shareholders and, in the absence of the Chairman of the Board, at all meetings of the Board of Directors. He/She shall be ex officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president or chief executive officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

Section 4.08.   Vice President.  In the absence or disability of the President and Chief Executive Officer, if any, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President and Chief Executive Officer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President and Chief Executive Officer.  The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them by the Board of Directors or the Bylaws.

Section 4.09.   Secretary.

A.        The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board of Directors may order, a book of minutes of all meetings of shareholders, the Board of Directors, and its committees with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

B.         The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation's transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation.

C.        The corporate minutes shall be kept in written form. The other information that the Secretary shall keep or cause to be kept shall be kept either in written form or in a form capable of being converted into written form.  These minutes may be kept as a recording for convenience if acceptable to all participants of the meeting.

D.        The Secretary shall give, or cause to be given, notice of all the meetings of shareholders and of the Board of Directors and of any committees thereof required by the Bylaws or by law to be given, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

Section 4.10.   Chief Financial Officer.

A.        The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares.  Any surplus, including earned surplus, paid‑in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account.  The books of account shall at all reasonable times be open to inspection by any director.

B.         The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors.  He shall render to the President or Chief Executive Officer and directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the President, Board of Directors or the Bylaws.

Article V. Indemnification

Section 5.01.   Definitions.  For the purposes of this Article, "agent" includes any person who is or was a director, officer, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of a foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.  "Proceeding" includes any threatened, pending or completed action or proceeding, whether civil or criminal, administrative or investigative.  "Expenses" include attorneys' fees and any expenses of establishing a right to indemnification under Section 5.04 or Section 5.05(C) of these Bylaws.

Section 5.02.   Indemnification in Actions by Third Parties.  The Corporation shall have the power, to the maximum extent permitted by law, to indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed proceeding, whether civil, criminal, administrative, or investigative (other than an action by, or in the right of, the Corporation) related in any way to the Corporation or arising out of such person's capacity as an agent of the Corporation, against expenses, judgments, fines, settlements, expert witness' fees and other amounts actually and reasonably incurred in connection with the defense, settlement, or other aspect of such proceeding, if he/she acted in good faith and in a manner he/she reasonably believed to be in the best interests of the Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful.  The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in the best interests of the Corporation or that he/she had reasonable cause to believe that his/her conduct was unlawful.

Section 5.03.   Indemnification in Actions by or in the Right of the Corporation.  The Corporation shall have the power, to the maximum extent permitted by law, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by, or in the right of, the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the Corporation against expenses actually and reasonably incurred in connection with the defense or settlement of such action if he/she acted in good faith, in a manner he believed to be in the best interests of the Corporation, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.  No indemnification shall be made under this Section:

A.        in respect of any claim, issue, or matter as to which such persons shall have been adjudged to be liable to the Corporation in the performance of his duty to the Corporation, unless and only to the extent that the court in which such action was brought shall determine upon application that, in view of all the circumstances of the case, he/she is fairly and reasonably entitled to indemnity for the expenses which such court shall determine;

B.         of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or

C.        of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

Section 5.04.   Indemnification Against Expenses.  To the extent that an agent of the Corporation has been successful on the merits in defense of any proceeding referred to in Section 5.02 or 5.03 of these Bylaws or in defense of any claim, issue or matter therein, he/she shall be indemnified against his/her expenses actually and reasonably incurred in connection therewith.  Expenses incurred in defending any proceeding shall be advanced by the Corporation to the agent prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount if a court of competent jurisdiction enters a final judgment determining that the agent was not entitled to indemnification by the Corporation.  In the event the Corporation fails or refuses to provided such indemnification or to advance expenses to an agent, such agent shall be entitled to the expenses incurred by the agent in an action to enforce the right to indemnification and advancement.

Section 5.05.   Required Determinations.  Except as provided in Section 5.04 of these Bylaws, any indemnification under this Article shall be made by the Corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper under the circumstances because the agent has met the applicable standard of conduct set forth in Section 5.02 or 5.03 of these Bylaws by:

A.        a majority vote of a quorum consisting of directors who are not parties to such proceedings;

B.         approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

C.        the court in which such proceeding is or was pending upon application made by the Corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by the Corporation.

Section 5.06.   Advance of Expenses.  Expenses incurred in defending any proceeding may be advanced by the Corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by the Corporation.

Section 5.07.   Other Indemnification.  No provision made by the Corporation to indemnify the directors or officers of the Corporation, or those of a subsidiary of the Corporation for the defense of any proceeding, whether contained in the Articles of Incorporation, Bylaws, a resolution of the shareholders or directors, an agreement or otherwise, shall be valid unless consistent with Sections 204, 204.5 and 317 of the California General Corporation Law.  Nothing contained in this Article shall affect any right to indemnification to which persons other than such directors and officers may be entitled by contract or otherwise.

Section 5.08.   Forms of Indemnification Not Permitted.  No indemnification or advance shall be made under this Article, except as provided in Section 5.04 or Section 5.05(C) of these Bylaws in any circumstance where it appears:

A.        that it would be inconsistent with a provision of the Articles of Incorporation, Bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

B.         that it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

Section 5.09.   Insurance.  The Corporation shall have the power to buy and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the Corporation would have the power to indemnify the agent against such liability under the provisions of this Article.

Section 5.10.   Nonapplicability to Fiduciaries of Employee Benefit Plans.  This article does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in his capacity as such, even though he may also be an agent of the Corporation as defined in Section 5.01 of these Bylaws. Nothing contained in this Article shall limit any right to indemnification to which such a trustee, investment manager or other fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law other than Section 317 of the California General Corporation Law.

Article VI. Miscellaneous

Section 6.01.   Annual Report to Shareholders.  The annual report to shareholders referred to in Section 1501 of the California General Corporation Law is expressly waived, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to shareholders.

Section 6.02.   Checks, Drafts, etc.  All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

Section 6.03.   Authority to Execute Contracts.  Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance or other instrument in writing, and any assignment or endorsements thereof, executed or entered into between this Corporation and any other person shall only be valid and binding on this Corporation when signed by the Chairman of the Board,= the Chief Executive Officer, the President, the Secretary, or the Chief Financial Officer of the Corporation; provided, that it shall not be binding if the other person knew that the signing officers had no authority to execute the same. Any such instruments may be signed by any other person or persons and in such manner as from time to time shall be determined by the Board of Directors and, unless so authorized or subsequently ratified by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

Section 6.04.   Certificates.

A.        Every holder of shares of the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, or the Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate must be originals, unless a facsimile is approved by the Board of Directors, which facsimile will be kept secure in the possession of the Chairman of the Board. If any officer, transfer agent, or registrar who has signed or a facsimile of whose signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent, or registrar at the date of issue.

B.         Certificates for shares may be issued before full payment under such restrictions and for such purposes as the Board of Directors may provide; provided, however, that on any certificate issued to represent any partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.

C.        If the shares of the Corporation are ever classified or if any class of shares has two or more series, there shall appear on the certificate one of the following:

(1) a statement of the rights, preferences, privileges and restrictions granted to or imposed upon each class or series of shares authorized to be issued upon the holders thereof;

(2) a summary of such rights, preferences, privileges and restrictions with references to the provisions of the Articles of Incorporation and any certificates of determination establishing the same; or

(3) a statement setting forth the office or agency of the Corporation from which shareholders may obtain, upon request and without charge, a copy of the statement referred to in clause (1) above.

D.        There shall also appear on the certificate (unless stated or summarized pursuant to clause (1) or (2), above, or Section 417 of the California General Corporation Law) the statements required by all of the following clauses to the extent applicable:

(1) the fact that the shares are subject to restrictions on transfer;

(2) if the shares are assessable or are not fully paid, a statement that they are assessable or the statements required by subdivision (d) of Section 409 of the California General Corporation Law if they are not fully paid;

(3) the fact that the shares are subject to a voting agreement under subdivision (a) of Section 706 of the California General Corporation Law or an irrevocable proxy under subdivision (e) of Section 705 of the California General Corporation Law or restrictions upon voting rights contractually imposed by the Corporation;

(4) the fact that shares are redeemable; and

(5) the fact that the shares are convertible and the period of conversion.

Unless stated on the certificate as required by this paragraph, no restriction upon transfer, liability for assessment or for the unpaid portion of the subscription price, right of redemption, voting agreement under subdivision (a) of Section 706 of the California General Corporation Law, irrevocable proxy under subdivision (E) of Section 705 of the California General Corporation Law or voting restriction imposed by the Corporation shall be enforceable against a transferee of the shares without actual knowledge of such restriction, liability, right, agreement or proxy, unless the provision is stated clearly on the certificate itself.

Section 6.05.   Transfer of Certificates.  When a certificate for shares is presented to the Corporation or its transfer clerk or transfer agent with a request to register the transfer, the Corporation shall register the transfer, cancel the certificate presented, and issue a new certificate if: (A) the security is endorsed by the appropriate person or persons; (B) reasonable assurance is given that those endorsements are genuine and effective; (C) the Corporation has no notice of adverse claims or has discharged any duty to inquire into such adverse claims; (D) any applicable law relating to the collection of taxes has been complied with; and (E) the transfer is not in violation of any federal or state securities law. Where a certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate in place of the original if the owner: (X) so requests before the Corporation has notice that the certificate has been acquired by a bona fide purchaser; (Y) files with the Corporation a sufficient indemnity bond; and (Z) satisfies any other reasonable requirements as may be imposed by the Board of Directors. Except as provided above, no new certificate for shares shall be issued in lieu of an old certificate unless the Corporation is ordered to do so by a court in the judgment in an action brought under subdivision (b) of Section 419 of the California General Corporation Law.

Section 6.06.   Representation of Shares of Other Corporations.  The Chief Executive Officer or President of this Corporation is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation.  The authority herein granted to said officer to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised by such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

Section 6.07.   Employee Stock Purchase or Option Plans.

A.        The Corporation may adopt and carry out a stock purchase plan or agreement or stock option or incentive plan or agreement, providing for the issuance and sale, for such consideration as may be fixed, of its unissued shares, or of issued shares reacquired or to be reacquired, to one or more of the employees or directors of the Corporation or of a subsidiary or to a trustee on their behalf and for the payment for such shares in installments or at one time, and may provide for aiding any such persons in paying for such shares by compensation for services rendered, promissory notes, or other rights.

B.         Any such stock purchase plan or agreement or stock option or incentive plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the effect of the termination of employment, an option or obligation on the part of the Corporation to repurchase the shares upon termination of the employment (subject to provisions of Chapter 5 of the California General Corporation Law), restrictions upon transfer of the shares and the time limits of and termination of the plan, and any other matters, not in violation of applicable law, as may be included in the plan as approved or authorized by the Board of Directors or any committee of the Board of Directors.

Section 6.08.  Construction and Definitions. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the California General Corporation Law shall govern the construction of these Bylaws.  Without limiting the generality of the foregoing, the masculine gender includes the feminine, the plural and the plural number includes the singular, and the term "person" includes a corporation as well as a natural person.

Article VII. Amendments.

Section 7.01.   Power of Shareholders.  New bylaws may be adopted or these Bylaws may be amended or repealed by approval of the outstanding shares, except as otherwise provided by law or by the Articles of Incorporation.

Section 7.02.   Power of Directors.  Notwithstanding the rights of the shareholders provided in Section 7.01 of these Bylaws, the Board of Directors shall have, at its sole discretion and independent of the shareholders, the power to adopt, amend or repeal any bylaws other than a bylaw or amendment thereof changing the authorized number of directors as set forth in Section 3.02 of these Bylaws.

Section 7.03.   Severability.   The validity and enforceability of all provisions of these Bylaws are subject to compliance with applicable law.  In the event one or more of the provisions of these Bylaws should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of these Bylaws, and shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

THIS IS TO CERTIFY:

The undersigned being the initial Directors of HyGen Industries, Inc., hereby evidence their adoption and ratification of the foregoing Bylaws of the Company.  Executed by each of the initial Directors as of the date indicated as follows:

IN WITNESS WHEREOF, I have hereunto set my hand as of this 13th day of August 2014.

Paul Staples, Founder, Chairman of the Board of Directors	Richard Capua, Founder, Director, Vice Chairman

Paul Dillon, Co-Founder, Director	Woody Hastings, Founder, Director

James Provenzano, Founder, Director	Alexander Kolb, Founder, Director

Glenn Rambach, Director	Dr. Woodrow Clark, Director